EXHIBIT 23.14

                                                  4040 Woodcock Drive, Suite 230
Patrick &                                            Jacksonville, Florida 32207
Associates, P.A.               (904)396-9510 o (904)396-5400 o fax (904)396-9226
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Certified Public Accountants



                          INDEPENDENT AUDITORS' CONSENT



         As independent auditors, we hereby consent to the incorporation by reference of our report dated June 8, 1995, with respect to First Choice Home Care, Inc. in this Registration Statement on Form S-4 filed by PhyMatrix Corp., which report is incorporated by reference in this Registration Statement.


/s/ Patrick & Associates, P.A.

Patrick & Associates, P.A.
Jacksonville, Florida
July 29, 1996